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                                                                     Exhibit 5.1

                              SHACK & SIEGEL, P.C.
                                530 Fifth Avenue
                            New York, New York 10036


                                         May 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  El Conquistador Partnership L.P., S.E.
              Registration Statement on Form S-11 (File No. 333-65889)

Ladies and Gentlemen:

         We have acted as United States counsel to El Conquistador Partnership L.P., S.E., a Delaware limited partnership (the "Partnership"), in connection with the filing with the Securities and Exchange Commission of its Registration Statement on Form S-11 (File No. 333-65889) filed October 20, 1998, as amended on December 31, 1998 and April 16, 1999 (the "Registration Statement"), relating to the undivided interests in the loan agreement (the "Loan Agreement") between Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority ("AFICA") and the Partnership in connection with the issuance by AFICA of $105,200,000 of its Revenue Bonds, 1999 Series A (El Conquistador Resort Project) (the "Bonds"), which undivided interests will be registered under the Securities Act of 1933, as amended. The Bonds will be issued pursuant to a trust agreement by and between AFICA and Banco Santander Puerto Rico, as trustee. The proceeds of the Bonds will be loaned by AFICA to the Partnership pursuant to the Loan Agreement.

         We advise you that we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Limited Partnership dated January 16, 1990, as amended on March 21, 1991, March 5, 1992, May 5, 1998 and April 14, 1999, and the Amendment to the Certificate of Limited Partnership to be entered into upon the closing of the above-referenced transactions; (ii) the Partnership's Venture Agreement dated January 12, 1990, as amended on May 4, 1992, March 31, 1998 and April 29, 1998, and both the amendment to the Venture Agreement and the Amended and Restated Venture Agreement, each to be entered into upon the closing of the above-referenced transactions; (iii) the Loan Agreement; and (iv) such other documents, instruments and certificates of officers and representatives of the Partnership and public officials, and we have made such examination of law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.









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         We have also assumed that the Amended and Restated Venture Agreement shall have been duly authorized, executed and delivered by each of the partners of the Partnership.

         This opinion is based solely upon facts, documents, undertakings, representations, laws, rules, regulations and interpretations as they exist on the date hereof.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Partnership is a limited partnership duly organized and in good standing under the laws of the State of Delaware.

         2. The Partnership has all requisite power and authority to enter into the Loan Agreement and to assume, pay and perform its obligations thereunder.

         3. Upon the closing of the above-referenced transactions, the execution and delivery by the Partnership of the Loan Agreement and the performance by the Partnership of its obligations thereunder will have been duly authorized by all necessary action of the Partnership and no further action or approval will be required in order to constitute the Loan Agreement as a valid and binding obligation of the Partnership.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference made to us under the caption "Legal Matters" in the Registration Statement and the Official Statement and Prospectus.

         The law covered by the opinions expressed herein is limited to the Delaware Revised Uniform Limited Partnership Act. Without limitation, we are not opining as to (i) any laws, rules or regulations of any other jurisdiction, including the Commonwealth of Puerto Rico, the applicability of the laws of any other jurisdiction, domestic or foreign, to the Loan Agreement, the transactions contemplated by the Loan Agreement or the effect of such laws thereon or (ii) any requirement of or rule, ordinance, regulation, writ, judgment, injunction or decree of any governmental body, agency, authority, instrumentality or court of the Commonwealth of Puerto Rico.

         This opinion may be relied upon by McConnell Valdes and Fiddler Gonzalez & Rodriguez, LLP only in connection with the Registration Statement.

                                            Very truly yours,

                                            SHACK & SIEGEL, P.C.

                                            By:   /s/ Jeffrey N. Siegel
                                                  ______________________________
                                                  Jeffrey N. Siegel




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